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                                    Your fellow shareholders are counting on you
                                    Please take a minute and vote today!


                      SEI INSTITUTIONAL INTERNATIONAL TRUST
                         International Fixed Income Fund
                 101 Federal Street, Boston, Massachusetts 02110

September 13, 2002

THE SPECIAL MEETING OF SHAREHOLDERS HAS BEEN ADJOURNED TO THURSDAY, OCTOBER 10, 2002.

Dear Shareholder:

Recently we sent you proxy material regarding the Special Meeting of Shareholders to take place on September 12, 2002. The Fund's records indicated that we had not received your important vote. In order to give you and other shareholders additional time to cast your vote, WE HAVE ADJOURNED THE MEETING UNTIL THURSDAY, OCTOBER 10, 2002 AT 11:00 A.M. Considerable progress has been made in the vote response so far, but we are going to need your help in order to close the polls on these proposals.

EVERY VOTE COUNTS

A SHAREHOLDER MAY THINK HIS OR HER VOTE IS NOT IMPORTANT, BUT IT IS VITAL. YOUR VOTE IS CRITICAL TO ENABLE YOUR FUND TO HOLD THE MEETING AS SCHEDULED, SO PLEASE VOTE IMMEDIATELY. WE URGE YOU TO VOTE YOUR PROXY NOW. YOU AND ALL OTHER SHAREHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

AFTER CAREFUL REVIEW, THE BOARD OF TRUSTEES HAS UNANIMOUSLY RECOMMENDED A VOTE "FOR" THE PROPOSALS DETAILED IN YOUR PROXY STATEMENT. If you should have any questions regarding the meeting agenda or the execution of your proxy please call Georgeson Shareholder, the Fund's information agent, toll free at 1 (866) 262-4447


     For your convenience, please utilize one of the easy methods below to register your vote:

     1.   BY TOUCH-TONE

     Dial the toll free number found on your proxy card and follow the simple instructions

     2.   BY INTERNET

     Visit www.proxyvote.com and enter the 12-digit control number located on your proxy card.

     3.   BY MAIL

     Simply return your executed proxy in the enclosed postage paid envelope. Due to the short time frame to the meeting, please try to utilize one of the above options to register your vote so it may be received in time for the Meeting.


                        DON'T HESITATE. PLEASE VOTE TODAY

                                                                             OBO